Exhibit 99.1

N E W S  R E L E A S E

Contact:	Karey L. Witty
Chief Financial Officer
(314) 725-4477
Lisa M. Wilson
Senior Vice President, Investor Relations
(212) 759-3929

FOR IMMEDIATE RELEASE

CENTENE CORPORATION REPORTS THIRD QUARTER

NET EARNINGS OF $0.27 PER SHARE, NET OF ONE-TIME

LITIGATION SETTLEMENT CHARGE

ST. LOUIS, MISSOURI (October 25, 2005) — Centene Corporation (NYSE: CNC) today announced its financial results for the quarter ended September 30, 2005.

Third Quarter Highlights

•	Revenues of $400.6 million, a 57.9% increase over the third quarter of 2004.

•	Arizona behavioral health contract commenced operations effective July 1.

•	Centene’s Wisconsin health plan subsidiary entered into a settlement agreement with Aurora Health Care, Inc., resulting in a one-time litigation settlement charge of $4.5 million, and a new long-term provider contract.

•	Health benefits ratio within guided range, exclusive of the one-time charge.

•	Earnings per diluted share of $0.27, net of a one-time litigation settlement charge of $0.06.

•	Membership growth of 32.1% over the third quarter of 2004.

•	Days in claims payable of 41.4, net of claims process improvements and 1.4 days for litigation settlement.

•	Operating cash flows of $51.9 million for the three months ended, an 89.8% increase over the third quarter of 2004.

•	Acquired AirLogix, Inc., an industry leader in respiratory disease management.

PAGE 2 : CENTENE CORPORATION REPORTS THIRD QUARTER NET EARNINGS OF $0.27 PER SHARE

•	Awarded Medicaid contracts by the Georgia Department of Community Health to begin serving three regions in 2006.

Michael F. Neidorff, Centene’s chairman and chief executive officer, said, “I am pleased to report that overall, it has been a predictable, in-line quarter, and we remain confident about the manner in which Centene conducts its business. Our consistent earnings growth demonstrates the solid visibility we have over the state of the business and the strength of our operating systems. Membership growth was particularly strong in Indiana, as anticipated, and Kansas posted solid gains during the quarter. Our specialty companies have made consistent progress, including our Arizona behavioral health contract, which provides a strong foundation for continued growth in this business segment.

“In keeping with our philosophy of ongoing financial transparency, we hosted for the first time a contracting and claims liability accounting methodology seminar in September. Our goal was to help participants understand the key factors for our ongoing success —claims processing and system reporting, sound contracting, consistent claims liability reserving and provider relationships —all of which enhance the predictability and consistency of our financial results. This disciplined approach, which has been in place for many years, gives consistent control over costs and reduces volatility. It is important that we recognize that the sector and industry are strong and are meeting the needs of recipients and the states in terms of quality, cost-effective care.”

There were several nonrecurring events during the quarter that affected our results, including:

Aurora one-time litigation settlement charge	$(0.06)
Georgia start-up costs	(0.04)
Claims payment process improvements	(0.02)
Charitable foundation contribution	(0.01)
Tax benefits	0.03

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The following table depicts membership in Centene’s Medicaid Managed Care segment by state at September 30, 2005 and 2004:

	2005	2004
Indiana	176,300	150,000
Kansas	107,600	—
Missouri	37,300	—
New Jersey	50,900	53,200
Ohio	58,100	23,500
Texas	243,600	250,200
Wisconsin	173,900	164,700

TOTAL	847,700	641,600

The following table depicts membership in Centene’s Medicaid Managed Care segment by member category at September 30, 2005 and 2004:

	2005		2004
Medicaid	657,500		479,500
SCHIP	176,900		152,100
SSI	13,300	(a)	10,000	(b)

TOTAL	847,700		641,600

(a)	6,800 at-risk, 6,500 ASO
(b)	4,500 at-risk; 5,500 ASO

Statement of Earnings Highlights

- For the third quarter of 2005, revenues increased 57.9% to $400.6 million from $253.7 million in the third quarter of 2004.

- The health benefits ratio (HBR), which reflects medical costs as a percent of premium revenues, now includes a larger component of behavioral health claims and was 83.7% compared to 80.7% for the same period in 2004. The effect of the behavioral health business increased the HBR by 0.4%. The current quarter also reflects a $4.5 million

PAGE 4 : CENTENE CORPORATION REPORTS THIRD QUARTER NET EARNINGS OF $0.27 PER SHARE

litigation settlement increasing the ratio by 1.2%. Additionally, the Company’s SSI HBR was 96.2% compared to 92.8% in 2004. While growing, Centene’s small SSI member base can experience a volatile HBR. The table below depicts Centene’s HBR by member category:

	Three Months Ended September 30,
	2005*	2004
Medicaid and SCHIP	81.7%	80.4%
SSI	96.2	92.8
Medicaid Managed Care Total	82.1	80.7
Specialty Services	89.7	—
Total	82.5	80.7

*	Excludes one-time litigation settlement charge.

- General and administrative (G&A) expenses as a percent of revenues were 13.1% in the third quarter of 2005, compared to 12.7% in the third quarter of 2004. Centene’s total G&A ratio increased due to implementation costs related to its new contracts in Georgia, and as discussed later, higher spending on information systems process improvements and increased contributions to its charitable foundation.

- Earnings from operations decreased 8.1% to $15.1 million from $16.4 million in the third quarter of 2004, reflecting the one-time settlement charge and increased G&A spending.

- Centene’s effective tax rate for the quarter was 27.8% compared to 37.0% in 2004. The decrease was primarily due to a lower state income tax expense resulting from the resolution of state examinations and the recognition of deferred tax benefits related to a change in tax law during the quarter. These tax benefits, totaling $2.4 million gross of federal taxes, were reinvested in the business through the corresponding increase in G&A spending as noted above.

- Net of the one-time charge of $0.06 and increased G&A spending, net earnings were $12.1 million, or $0.27 per diluted share, which was in-line with previous guidance and compares to $11.3 million, or $0.26 per diluted share, for the third quarter of 2004.

PAGE 5 : CENTENE CORPORATION REPORTS THIRD QUARTER NET EARNINGS OF $0.27 PER SHARE

- For the nine months ended September 30, 2005, revenues increased 51.9% to $1,082.6 million from $712.9 million for the same period in the prior year. The HBR was 82.0%, compared to 80.9% for the same period in 2004. G&A expenses as a percent of revenues were 12.9% as compared to 12.5% in 2004. Earnings from operations increased 24.8% to $58.8 million from $47.1 million in 2004. Net earnings improved to $41.8 million, or $0.93 per diluted share.

Balance Sheet Highlights

At September 30, 2005, the Company had cash and investments of $332.8 million, including $27.7 million held by its unregulated entities and $305.1 million held by its regulated entities. Medical claims liabilities totaled $148.9 million, representing 41.4 days in claims payable versus 49.5 days from the previous quarter. Medical claims liabilities were affected by a reduction in pended claims from 54,000 to 21,000, many of which were large liability claims. Additionally, the average cost per claim held in inventory at September 30 was $144.00 and compares to $204.00 in the immediately preceding quarter.

A reconciliation of the Company’s change in days in claims payable from the immediately preceding quarter-end is presented below:

Days in claims payable, June 30, 2005	49.5
Increased efficiencies in claims processing	(5.2)
Effect of AZ behavioral health block payment business	(1.5)
Payment of Aurora settlement	(1.4)

Days in claims payable, September 30, 2005	41.4

As predicted, cash flows provided by operating activities were $51.9 million for the three months ended and $44.9 million for the nine months ended September 30, 2005. Centene received the State of Wisconsin’s June capitation payment of $29 million in July.

PAGE 6 : CENTENE CORPORATION REPORTS THIRD QUARTER NET EARNINGS OF $0.27 PER SHARE

Outlook

Karey L. Witty, Centene’s chief financial officer, stated, “For the fourth quarter of 2005, we expect revenue in the range of $415 million to $420 million and net earnings of $0.30 to $0.32 per diluted share. Additionally, we expect organic membership growth in excess of 10% for 2005. Our preliminary outlook for 2006 includes revenue in the range of $2.03 billion to $2.18 billion and net earnings of $1.72 to $1.87 per diluted share. This guidance excludes the potential impact of any other acquisitions we may undertake during the remainder of 2005 as well as expenses related to stock option grants under SFAS 123R (“Share Based Payment”), which is required to be adopted on January 1, 2006.

Conference Call

As previously announced, the Company will host a conference call this morning, October 25, 2005, at 8:30 a.m. (Eastern Time) to review the financial results for the third quarter ended September 30, 2005, and to discuss its business outlook. Michael F. Neidorff and Karey L. Witty will host the conference call. Investors are invited to participate in the conference call by dialing 800-273-1254 in the U.S. and Canada, 706-679-8592 from abroad, or via a live Internet broadcast on the Company’s website at www.centene.com, under the Investor Relations section. A replay will be available for on demand listening shortly after the completion of the call until 11:59 p.m. (Eastern Time) on November 8, 2005 at the aforementioned URL, or by dialing 800-642-1687 in the U.S. and Canada, or 706-645-9291 from abroad, and entering access code 1255588.

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About Centene Corporation

Centene Corporation provides multi-line managed care programs and related services to individuals receiving benefits under Medicaid, including Supplemental Security Income (SSI), and the State Children’s Health Insurance Program (SCHIP). The Company operates health plans in Indiana, Kansas, Missouri, New Jersey, Ohio, Texas and Wisconsin. In addition, the Company contracts with other healthcare organizations to provide specialty services including behavioral health, disease management, nurse triage and treatment compliance. Information regarding Centene is available via the Internet at www.centene.com.

The information provided in the first paragraph following the bullet listing under “Third Quarter Highlights,” the second bullet under “Statement of Earnings Highlights,” and the paragraph under “Outlook” above contain forward-looking statements that relate to future events and future financial performance of Centene. Subsequent events and developments may cause the Company’s estimates to change. The Company disclaims any obligation to update this forward-looking financial information in the future. Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene’s or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Actual results may differ from projections or estimates due to a variety of important factors, including Centene’s ability to accurately predict and effectively manage health benefits and other operating expenses, competition, changes in healthcare practices, changes in federal or state laws or regulations, inflation, provider contract changes, new technologies, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare. The expiration, cancellation or suspension of Centene’s Medicaid managed care contracts by state governments would also negatively affect Centene.

[Tables Follow]

PAGE 8 : CENTENE CORPORATION REPORTS THIRD QUARTER NET EARNINGS OF $0.27 PER SHARE

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$121,424	$84,105
Premium and related receivables, net of allowances of $156 and $462, respectively	43,235	31,475
Short-term investments, at fair value (amortized cost $58,760 and $94,442, respectively)	58,642	94,283
Other current assets	20,500	14,429

Total current assets	243,801	224,292
Long-term investments, at fair value (amortized cost $132,394 and $117,177, respectively)	130,347	116,787
Restricted deposits, at fair value (amortized cost $22,614 and $22,295, respectively)	22,344	22,187
Property, software and equipment	55,073	43,248
Goodwill	159,579	101,631
Other intangible assets	21,217	14,439
Other assets	7,250	5,350

Total assets	$639,611	$527,934

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims liabilities	$148,889	$165,980
Accounts payable and accrued expenses	47,302	31,737
Unearned revenue	12,437	3,956
Current portion of long-term debt and notes payable	486	486

Total current liabilities	209,114	202,159
Long-term debt	87,650	46,973
Other liabilities	9,614	7,490

Total liabilities	306,378	256,622
Stockholders’ equity:
Common stock, $.001 par value; authorized 100,000,000 shares; issued and outstanding 42,646,184 and 41,316,122 shares, respectively	43	41
Additional paid-in capital	186,659	165,391
Accumulated other comprehensive income:
Unrealized loss on investments, net of tax	(1,522)	(407)
Retained earnings	148,053	106,287

Total stockholders’ equity	333,233	271,312

Total liabilities and stockholders’ equity	$639,611	$527,934

PAGE 9 : CENTENE CORPORATION REPORTS THIRD QUARTER NET EARNINGS OF $0.27 PER SHARE

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Revenues:
Premiums	$395,667	$251,536	$1,075,027	$705,556
Services	4,975	2,207	7,619	7,320

Total revenues	400,642	253,743	1,082,646	712,876

Expenses:
Medical costs	331,050	202,974	881,021	570,720
Cost of services	2,002	2,111	3,573	6,149
General and administrative expenses	52,450	32,187	139,274	88,915

Total operating expenses	385,502	237,272	1,023,868	665,784

Earnings from operations	15,140	16,471	58,778	47,092
Other income (expense):
Investment and other income	2,818	1,683	7,461	4,529
Interest expense	(1,190)	(126)	(2,386)	(317)

Earnings before income taxes	16,768	18,028	63,853	51,304
Income tax expense	4,662	6,677	22,087	19,002

Net earnings	$12,106	$11,351	$41,766	$32,302

Earnings per share:
Basic earnings per common share	$0.28	$0.28	$0.99	$0.79
Diluted earnings per common share	$0.27	$0.26	$0.93	$0.74

Weighted average number of shares outstanding:
Basic	42,582,129	40,972,858	42,120,149	40,693,804
Diluted	45,278,328	43,640,180	45,078,852	43,364,120

PAGE 10 : CENTENE CORPORATION REPORTS THIRD QUARTER NET EARNINGS OF $0.27 PER SHARE

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2005	2004
	(Unaudited)
Cash flows from operating activities:
Net earnings	$41,766	$32,302
Adjustments to reconcile net earnings to net cash provided by operating activities —
Depreciation and amortization	9,658	7,219
Deferred income taxes	(3,567)	(303)
Tax benefits related to stock options	4,511	1,858
Stock compensation expense	3,557	44
Loss (gain) on sale of investments	58	(212)
Changes in assets and liabilities —
Premium and related receivables	(9,396)	(2,431)
Other current assets	(1,990)	(4,803)
Other assets	(1,380)	(1,773)
Medical claims liabilities	(17,091)	19,825
Unearned revenue	5,892	(3)
Accounts payable and accrued expenses	11,798	5,184
Other operating activities	1,096	568

Net cash provided by operating activities	44,912	57,475

Cash flows from investing activities:
Purchase of property, software and equipment	(16,837)	(9,487)
Purchase of investments	(108,630)	(207,385)
Sales and maturities of investments	129,095	188,918
Acquisitions, net of cash acquired	(55,410)	(7,005)

Net cash used in investing activities	(51,782)	(34,959)

Cash flows from financing activities:
Reduction of long-term debt and notes payable	(4,323)	(507)
Proceeds from borrowings	45,000	—
Proceeds from stock options and employee stock purchase plan	3,925	2,332
Other financing activities	(413)	—

Net cash provided by financing activities	44,189	1,825

Net increase in cash and cash equivalents	37,319	24,341

Cash and cash equivalents, beginning of period	84,105	64,346

Cash and cash equivalents, end of period	$121,424	$88,687

Interest paid	$2,184	$324
Income taxes paid	$19,658	$18,844

Supplemental schedule of non-cash investing and financing activities:
Common stock issued for acquisitions	$8,991	$—

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CENTENE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA

	Q3 2005	Q2 2005	Q1 2005	Q4 2004
MEMBERSHIP
Indiana	176,300	152,800	149,900	150,600
Kansas	107,600	103,000	94,900	94,200
Missouri	37,300	39,900	41,300	41,200
New Jersey	50,900	52,900	52,700	52,800
Ohio	58,100	59,600	23,900	23,800
Texas	243,600	243,800	243,700	244,300
Wisconsin	173,900	173,400	170,900	165,800

TOTAL	847,700	825,400	777,300	772,700

Medicaid	657,500	637,300	588,100	580,200
SCHIP	176,900	176,200	178,500	182,100
SSI	13,300	11,900	10,700	10,400

TOTAL	847,700	825,400	777,300	772,700

REVENUE PER MEMBER	$147.73	$143.41	$142.15	$139.38

CLAIMS
Period-end inventory	206,900	195,500	227,700	150,300
Average inventory	148,300	170,300	191,900	128,300
Period-end inventory per member	0.24	0.24	0.29	0.19

DAYS IN CLAIMS PAYABLE (a)	41.4	49.5	59.7	66.5
(a) Days in Claims Payable is a calculation of Medical Claims Liabilities at the end of the period divided by average claims expense per calendar day for such period.

CASH AND INVESTMENTS (in millions)
Regulated	$305.1	$260.5	$295.0	$271.4
Unregulated	27.7	27.4	42.1	46.0

TOTAL	$332.8	$287.9	$337.1	$317.4

ANNUALIZED RETURN ON EQUITY (b)	14.9%	20.0%	20.5%	18.2%

(b)	Annualized Return on Equity is calculated as follows: (net income for quarter x 4) divided by ((beginning of period equity + end of period equity) divided by 2).

PAGE 12 : CENTENE CORPORATION REPORTS THIRD QUARTER NET EARNINGS OF $0.27 PER SHARE

HEALTH BENEFITS RATIO BY CATEGORY:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Medicaid and SCHIP	83.0%	80.4%	81.5%	80.5%
SSI	96.2	92.8	92.6	96.6
Medicaid Managed Care Total	83.3	80.7	81.7	80.9
Specialty Services	89.7	—	91.0	—
Total	83.7	80.7	82.0	80.9

GENERAL AND ADMINISTRATIVE EXPENSE RATIO BY BUSINESS SEGMENT:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Medicaid Managed Care	10.6%	10.5%	10.6%	10.4%
Specialty Services	30.2	56.0	38.9	51.8
Total	13.1	12.7	12.9	12.5

MEDICAL CLAIMS LIABILITIES

(In thousands)

Four rolling quarters of the changes in medical claims liabilities are summarized as follows:

Balance, September 30, 2004	$126,394
Acquisitions	24,909
Incurred related to:
Current period	1,123,677
Prior period	(12,900)

Total incurred	1,110,777

Paid related to:
Current period	1,000,533
Prior period	112,658

Total paid	1,113,191

Balance, September 30, 2005	$148,889

Centene’s claims reserving process utilizes a consistent actuarial methodology to estimate Centene’s ultimate liability. Any reduction in the “Incurred related to: Prior period” claims may be offset as Centene actuarially determines “Incurred related to: Current period.” As such, only in the absence of a consistent reserving methodology would favorable development of prior period claims liability estimates reduce medical costs. Centene believes it has consistently applied its claims reserving methodology in each of the periods presented.